EXHIBIT 17.2




                              WALLACE T. BOYACK
                              4739 Fortuna Way
                         Salt Lake City, Utah  84124







                               March 14, 1997




Board of Directors
Transworld Telecommunications, Inc.
102 West 500 South, Suite 320
Salt Lake City, Utah  84101

Gentlemen:

       The undersigned respectfully resigns as a director of Transworld Telecommunications, Inc. to be effective as of the date of this letter.

       I will coordinate with legal counsel to provide information to the U.S. Securities and Exchange Commission regarding my resignation.

                                                   Very truly yours,

                                                   /s/ Wallace T. Boyack

                                                   Wallace T. Boyack